EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Name of                Jurisdiction                         Name Under Which
Subsidiary           of Incorporation                  Business Is Conducted
-------------------- ---------------- ----------------------------------------

PremierWest Bank          Oregon                            PremierWest Bank
                                                     Premier Finance Company
                                       PremierWest Investment Services, Inc.
                                                  Blue Star Properties, Inc.